UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2007

FAVRILLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51134 (Commission File Number)	33-0892797 (I.R.S. Employer Identification No.)
10445 Pacific Center Court San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 526-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 2, 2007, Favrille, Inc. (the “Company”) entered into a Placement Agent Agreement with Lazard Capital Markets LLC, as the exclusive placement agent (the “Placement Agent”), relating to the proposed offering (the “Offering”) primarily to institutional investors of up to 7,416,520 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase up to 4,449,910 shares of Common Stock (the “Warrants” and, together with the Shares, collectively, the “Units”).  A copy of the Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference, and the description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to such exhibit.

In connection with the Offering, on November 2, 2007, the Company also entered into subscription agreements with investors introduced to the Company by the Placement Agent and certain of the Company’s existing investors (collectively, the “Investors”), relating to the sale of the Units, each Unit consisting of one share of Common Stock and a Warrant to purchase 0.6 shares of Common Stock at an exercise price of $2.77 per share of Common Stock.  The Units will be sold at a negotiated price of $2.845 per Unit.  A copy of the form of subscription agreement is included as Exhibit A to the Placement Agent Agreement filed as Exhibit 1.1 to this Report and incorporated herein by reference.  A copy of the form of Warrant is filed as Exhibit 4.1 to this Report and incorporated herein by reference.  The description of the material terms of the subscription agreements and the Warrants is qualified in its entirety by reference to such exhibits.

The closing of the Offering is expected to take place on November 7, 2007, subject to the satisfaction of customary closing conditions.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are being offered and sold pursuant to a prospectus dated June 20, 2006 and a prospectus supplement dated November 2, 2007, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-135169).

The legal opinion and consent of Cooley Godward Kronish LLP relating to the Shares, the Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Report and incorporated herein by reference.

The net proceeds to the Company from the sale of the Units, after deducting the fees of the Placement Agent and other offering expenses, will be approximately $20.0 million.  The Company’s press release dated November 2, 2007, announcing its agreement to sell the Units is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description
1.1

Placement Agent Agreement, dated November 2, 2007 by and between Favrille, Inc. and Lazard Capital Markets LLC, including as Exhibit A thereto the form of subscription agreement entered into by the Company and the Investors in the Offering.

4.1	Form of Warrant to be issued to Investors in the Offering.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1 hereto).
99.1	Press Release, dated November 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Tamara A. Seymour
Chief Financial Officer
Date: November 2, 2007

INDEX TO EXHIBITS

Number	Description
1.1

Placement Agent Agreement, dated November 2, 2007 by and between Favrille, Inc. and Lazard Capital Markets LLC, including as Exhibit A thereto the form of subscription agreement entered into by the Company and the Investors in the Offering.

4.1	Form of Warrant to be issued to Investors in the Offering.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1 hereto).
99.1	Press Release, dated November 2, 2007.